To the Shareholders and Board of Directors of
 The BlackRock New York Investment Quality
Municipal Trust, Inc.:

In planning and performing our audit of the financial statements of The BlackRock New York
Investment  Quality Municipal Trust,  Inc.  (the
"Trust") for the year ended October 31, 1997 (on which we have issued our report dated December
12, 1997), we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management of the Trust is responsible  for
establishing and maintaining an internal control
structure.   In  fulfilling this responsibility,
estimates   and  judgments  by  management   are
required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because  of inherent limitations in any internal
control structure, errors or irregularities  may
occur and not be detected.  Also, projection  of
any   evaluation  of  the  structure  to  future
periods  is  subject to the  risk  that  it  may
become   inadequate  because   of   changes   in
conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration  of  the  internal   control
structure  would  not necessarily  disclose  all
matters  in the internal control structure  that
might  be  material weaknesses  under  standards
established   by  the  American   Institute   of
Certified   Public  Accountants.    A   material
weakness  is a condition in which the design  or
operation  of  the  specific  internal   control
structure   elements  does  not  reduce   to   a
relatively  low  level the risk that  errors  or
irregularities in amounts that would be material
in  relation  to the financial statements  being
audited  may occur and not be detected within  a
timely  period by employees in the normal course
of    performing   their   assigned   functions.
However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

This   report   is  intended  solely   for   the
information  and  use  of  management  and   the
Securities and Exchange Commission.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 12, 1997